Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated January 3, 2019, relating to the balance sheet of Monocle Acquisition Corporation as of December 31, 2018, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 20, 2018 (inception) through December 31, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 22, 2019